UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2012

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2012, Calumet Superior, LLC (“Calumet Superior”), a wholly owned subsidiary of Calumet Specialty Products Partners, L.P. (the “Partnership”), entered into an Amended and Restated Crude Oil Purchase Agreement that is effective as of April 1, 2012 (the “Amended and Restated Purchase Agreement”) with BP Products North America Inc. (“BP”), which amends and restates the Crude Oil Purchase Agreement, dated October 5, 2011, between Calumet Superior and BP. The Amended and Restated Purchase Agreement provides that, beginning as of its effective date, BP will supply the Superior, Wisconsin refinery with all of its daily crude oil requirements, with such requirements estimated to be between 35,000 and 45,000 U.S. barrels per day, utilizing a market-based pricing mechanism, plus transportation and handling costs. The Amended and Restated Purchase Agreement has an initial term of one year, will automatically renew for successive one-year terms and may be terminated by either party on written notice delivered at least 90 days prior to the end of the then-current term.

Under the terms of the Amended and Restated Purchase Agreement, the Partnership will post a guaranty on behalf of Calumet Superior and in favor of BP, with an aggregate limit of $50.0 million, and BP will grant the Partnership an open credit line of $130.0 million, which credit line will be subject to adjustment from time to time by BP based on its reasonable credit assessment of the Partnership. In addition, to secure a portion of Calumet Superior’s payment obligations under the Amended and Restated Purchase Agreement, the Partnership and its affiliates have granted a limited interest in the collateral pledged as security under that certain Collateral Trust Agreement, effective as of April 21, 2011 and as amended (the “Collateral Trust Agreement”), by and among Calumet Lubricants Co, L.P., the guarantors party thereto, the secured hedge counterparties party thereto and Bank of America, N.A., to BP as a “Forward Purchase Secured Hedge Counterparty” under the Collateral Trust Agreement, as such term is defined therein.

The foregoing description of the Amended and Restated Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Purchase Agreement, a copy of which will be filed as an exhibit to the Partnership’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC, its General Partner

Date: April 26, 2012	By:	/s/ R. Patrick Murray, II
	Name:	R. Patrick Murray, II
	Title:	Vice President, Chief Financial Officer and Secretary